EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in MediWound Ltd.’s Registration Statement on Form S-8 (No. 333-195517) of our report dated January 25, 2016, with respect to the consolidated financial statements of MediWound Ltd. included in the Annual Report on Form 20-F of MediWound Ltd. for the year ended December 31, 2015.

Tel Aviv, Israel January 25, 2016	/s/ KOST, FORER, GABBAY & KASIERER. KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global